Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated February 27, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting of the iShares S&P GSCI Commodity-Indexed Trust and iShares S&P GSCI Commodity-Indexed Investing Pool LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Francisco, California

April 6, 2009